Verisign Reports Third Quarter 2023 Results

RESTON, VA - Oct. 26, 2023 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of critical internet infrastructure and domain name registry services, today reported financial results for the third quarter of 2023.

VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $376 million for the third quarter of 2023, up 5.4 percent from the same quarter in 2022. Operating income was $254 million for the third quarter of 2023, compared to $237 million for the same quarter of 2022. Verisign reported net income of $188 million and diluted earnings per share (diluted “EPS”) of $1.83 for the third quarter of 2023, compared to net income of $169 million and diluted EPS of $1.58 for the same quarter of 2022.

“We remain focused on our long-term strategy of value creation and return to shareholders through responsible expense management and efficient capital allocation, which has produced another solid quarter,” said Jim Bidzos, Executive Chairman and Chief Executive Officer.

Financial Highlights

•Verisign ended the third quarter of 2023 with cash, cash equivalents and marketable securities of $943 million, a decrease of $37 million from year-end 2022.
•Cash flow from operations was $245 million for the third quarter of 2023, compared to $262 million for the same quarter of 2022.
•Deferred revenues as of Sept. 30, 2023 totaled $1.26 billion, an increase of $43 million from year-end 2022.
•During the third quarter of 2023, Verisign repurchased 1.1 million shares of its common stock for an aggregate cost of $220 million. As of Sept. 30, 2023, there was $1.34 billion remaining for future share repurchases under the share repurchase program, which has no expiration.

Business Highlights
•Verisign ended the third quarter of 2023 with 173.9 million .com and .net domain name registrations in the domain name base, a 0.1 percent decrease from the end of the third quarter of 2022, and a net decrease of 0.5 million domain names during the third quarter of 2023.
•During the third quarter of 2023, Verisign processed 9.9 million new domain name registrations for .com and .net, the same as for the third quarter last year.
•The final .com and .net renewal rate for the second quarter of 2023 was 73.4 percent compared to 73.8 percent for the same quarter of 2022. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2023 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4797 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign (NASDAQ: VRSN), a global provider of critical internet infrastructure and domain name registry services, enables internet navigation for many of the world’s most recognized domain names. Verisign helps enable the security, stability, and resiliency of the Domain Name System and the internet by providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more please visit verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, attempted security breaches, cyber-attacks, and DDoS attacks against our systems and services; the introduction of undetected or unknown defects in our systems or services; vulnerabilities in the global routing system; system interruptions or system failures; damage or interruptions to our data centers, data center systems or resolution systems; risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions; any loss or modification of our right to operate the .com and .net gTLDs; changes or challenges to the pricing provisions of the .com Registry Agreement; new or existing governmental laws and regulations in the U.S. or other applicable non-U.S. jurisdictions; new laws, regulations, directives or ICANN policies that require us to obtain and maintain personal information of registrants; economic, legal, regulatory, and political risks associated with our international operations; unfavorable changes in, or interpretations of, tax rules and regulations; risks from the adoption of ICANN’s consensus and temporary policies, technical standards and other processes; the weakening of, changes to, the multi-stakeholder model of internet governance; the outcome of claims, lawsuits, audits or investigations; deterioration of economic conditions; our ability to compete in the highly competitive business environment in which we operate; changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases; our ability to expand our services into developing and emerging economies; our ability to maintain strong relationships with registrars and their resellers; our ability to attract, retain and motivate highly skilled employees; and our ability to protect and enforce our intellectual property rights. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2022, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-3447
Media Relations: David McGuire, davmcguire@verisign.com, 703-948-3800

©2023 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$157.7	$373.6
Marketable securities	785.8	606.8
Other current assets	63.5	58.3
Total current assets	1,007.0	1,038.7
Property and equipment, net	238.2	232.0
Goodwill	52.5	52.5
Deferred tax assets	224.1	234.6
Deposits to acquire intangible assets	145.0	145.0
Other long-term assets	29.1	30.6
Total long-term assets	688.9	694.7
Total assets	$1,695.9	$1,733.4
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$232.2	$226.5
Deferred revenues	941.4	890.4
Total current liabilities	1,173.6	1,116.9
Long-term deferred revenues	320.7	328.7
Senior notes	1,789.6	1,787.9
Long-term tax and other liabilities	45.4	62.1
Total long-term liabilities	2,155.7	2,178.7
Total liabilities	3,329.3	3,295.6
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5.0; Issued and outstanding shares: none	—	—
Common stock and additional paid-in capital—par value $.001 per share; Authorized shares: 1,000; Issued shares: 354.8 at September 30, 2023 and 354.5 at December 31, 2022; Outstanding shares: 102.4 at September 30, 2023 and 105.3 at December 31, 2022	12,020.7	12,644.5
Accumulated deficit	(13,651.1)	(14,204.0)
Accumulated other comprehensive loss	(3.0)	(2.7)
Total stockholders’ deficit	(1,633.4)	(1,562.2)
Total liabilities and stockholders’ deficit	$1,695.9	$1,733.4

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$376.3	$356.9	$1,112.7	$1,055.7
Costs and expenses:
Cost of revenues	48.6	50.0	148.8	150.2
Research and development	21.7	21.0	68.1	64.2
Selling, general and administrative	51.7	49.1	151.5	143.7
Total costs and expenses	122.0	120.1	368.4	358.1
Operating income	254.3	236.8	744.3	697.6
Interest expense	(18.8)	(18.8)	(56.5)	(56.5)
Non-operating income, net	13.1	4.9	37.1	6.8
Income before income taxes	248.6	222.9	724.9	647.9
Income tax expense	(60.1)	(53.4)	(172.0)	(153.6)
Net income	188.5	169.5	552.9	494.3
Other comprehensive income (loss)	0.4	0.2	(0.3)	0.1
Comprehensive income	$188.9	$169.7	$552.6	$494.4

Earnings per share:
Basic	$1.83	$1.58	$5.32	$4.55
Diluted	$1.83	$1.58	$5.32	$4.55
Shares used to compute earnings per share
Basic	102.9	107.1	103.9	108.7
Diluted	103.0	107.1	104.0	108.7

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$552.9	$494.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	33.7	35.2
Stock-based compensation expense	45.0	44.2
Other, net	(15.6)	0.7
Changes in operating assets and liabilities:
Other assets	(3.7)	(2.5)
Accounts payable and accrued liabilities	(16.2)	(40.1)
Deferred revenues	43.0	82.1
Net deferred income taxes	10.5	0.3
Net cash provided by operating activities	649.6	614.2
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	750.8	1,475.0
Purchases of marketable securities	(911.5)	(909.3)
Purchases of property and equipment	(40.8)	(19.7)
Net cash (used in) provided by investing activities	(201.5)	546.0
Cash flows from financing activities:
Repurchases of common stock	(675.8)	(834.0)
Proceeds from employee stock purchase plan	12.3	12.3
Net cash used in financing activities	(663.5)	(821.7)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(0.6)	(1.4)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(216.0)	337.1
Cash, cash equivalents, and restricted cash at beginning of period	379.0	228.8
Cash, cash equivalents, and restricted cash at end of period	$163.0	$565.9
Supplemental cash flow disclosures:
Cash paid for interest	$49.5	$49.6
Cash paid for income taxes, net of refunds received	$178.8	$159.6